Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Ordinary Shares, $0.0001 par value, of China Biologic Products Holdings, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Date:  November 6, 2019

PARFIELD INTERNATIONAL LTD.

By:	/s/ Marc Chan
	Name:	Marc Chan
	Title:	Director

AMPLEWOOD RESOURCES LTD.

By:	/s/ Marc Chan
	Name:	Marc Chan
	Title:	Director

/s/ Marc Chan
MARC CHAN